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                                                                      Exhibit 21

Subsidiaries of CheckFree Corporation:

CheckFree Services Corporation, a Delaware corporation
CheckFree Investment Corporation, a Delaware corporation
CheckFree Management Corporation, a Wisconsin corporation
CheckFree i-Solutions, Inc., a Delaware corporation
CheckFree i-Solutions International, Inc., a Michigan corporation*
CheckFree i-Solutions Corporation, an Ontario corporation*
CheckFree i-Solutions Australia Pty. Ltd., a Victoria, Australia proprietary company
CheckFree i-Solutions Limited, a United Kingdom private limited company CheckFree International Partner Inc., a Delaware corporation
CheckFree Finance, Inc., a Washington corporation
CheckFree TransPoint Holdings Inc., a Delaware corporation
CheckFree International, L.P., a Delaware limited partnership*
CheckFree, L.L.C., a Delaware limited liability company*
TransPoint Technology & Services, L.L.C., a Delaware limited liability company** TransPoint, L.L.C., a Delaware limited liability company**
TransPoint Accounting, L.L.C., a Delaware limited liability company***

*indicates second tier subsidiary
**indicates third tier subsidiary
***indicates fourth tier subsidiary